UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 17, 2017

Net Element, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34887	90-1025599
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3363 NE 163rd Street, Suite 705, North Miami Beach, FL	33160
(Address of Principal Executive Offices)	(Zip Code)

(305) 507-8808
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01          Entry into a Material Definitive Agreement.

Effective as of May 18, 2017, TOT Payments, LLC, TOT New Edge, LLC, Process Pink, LLC and TOT FBS, LLC, as co-borrowers (collectively, the “Borrower”), each an indirect subsidiary of Net Element, Inc. (the “Company”), entered into a Loan Agreement (the “Loan Agreement”) and Security Agreement (the “Security Agreement”) with Priority Payment Systems LLC d/b/a Cynergy Data (the “Lender”), and issued to the Lender a Promissory Note, dated May 18, 2017 (the “Note”). Pursuant to the Loan Agreement and the Note, the Borrower borrowed from the Lender $2,000,000. Prior to maturity of the loan, the principal amount of the loan will carry a floating interest rate of prime rate plus 6% per annum. The Borrower may prepay the loan in whole or in part at any time. The loan is repayable in monthly installments as detailed in Schedule I to the Note, which shall be due and payable on the twentieth day of each month, consisting of principal plus interest. This loan maturing and becoming due and payable in full on May 20, 2019 to the extent not prepaid or amortized as described above.

Pursuant to the Security Agreement, the loan is secured by a collateral consisting of accounts, cash or cash equivalents, residuals related to the merchants originated by Borrower and processed by Lender now or in the future (the “Merchants”), and any proceeds, products, substitutions or replacements for any of the foregoing. The Loan Agreement, the Note and the Security Agreement contain customary representations, warranties, events of default, remedies and affirmative and negative covenants, as well as the right of first refusal and the right related to the Merchants, each fully detailed in the attached hereto copies of the Loan Agreement, the Note and the Security Agreement.

Effective as of May 17, 2017, the Company entered into a Corporate Guaranty (the “Guaranty”) in favor of the Lender, pursuant to which the Company unconditionally guaranteed to the Lender the full and prompt payment of each present and future liability, debt and obligation of the Borrower under the Loan Agreement, the Note, the Security Agreement and other related documents.

The above description of Loan Agreement, the Note, the Security Agreement and the Guaranty is intended as a summary only and is qualified in its entirety by the terms and conditions set forth therein. Copies of the Loan Agreement, the Note, the Security Agreement and the Guaranty are attached hereto as Exhibits 10.1, 10.2, 10.3, 10.4, respectively, and each is incorporated herein by this reference. All readers are encouraged to read the entire text of such documents.

Item 2.03         Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement or a Registrant.

The disclosures contained under Item 1.01 are incorporated herein by this reference.

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Item 9.01          Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Loan Agreement, dated as of May 18, 2017, among Priority Payment Systems LLC, as lender, and TOT Payments, LLC, TOT New Edge, LLC, Process Pink, LLC and TOT FBS, LLC, as co-borrowers

10.2	Promissory Note, dated May 18, 2017, by TOT Payments, LLC, TOT New Edge, LLC, Process Pink, LLC and TOT FBS, LLC in favor of Priority Payment Systems LLC

10.3	Security Agreement, dated as of May 18, 2017, by TOT Payments, LLC, TOT New Edge, LLC, Process Pink, LLC and TOT FBS, LLC in favor of Priority Payment Systems LLC, as secured party

10.4	Corporate Guaranty, dated March 17, 2017, by Net Element, Inc. in favor of Priority Payment Systems LLC

*Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 23, 2017

NET ELEMENT, INC.

By:	/s/ Jonathan New
Name: Jonathan New
Title: Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Description

10.1	Loan Agreement, dated as of May 18, 2017, among Priority Payment Systems LLC, as lender, and TOT Payments, LLC, TOT New Edge, LLC, Process Pink, LLC and TOT FBS, LLC, as co-borrowers

10.2	Promissory Note, dated May 18, 2017, by TOT Payments, LLC, TOT New Edge, LLC, Process Pink, LLC and TOT FBS, LLC in favor of Priority Payment Systems LLC

10.3	Security Agreement, dated as of May 18, 2017, by TOT Payments, LLC, TOT New Edge, LLC, Process Pink, LLC and TOT FBS, LLC in favor of Priority Payment Systems LLC, as secured party

10.4	Corporate Guaranty, dated March 17, 2017, by Net Element, Inc. in favor of Priority Payment Systems LLC

*Filed herewith.

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